UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Oklahoma	1-32886	73-0767549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

(405) 234-9000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Jeffrey B. Hume as President and Chief Operating Officer

On May 9, 2012, Jeffrey B. Hume resigned as President and Chief Operating Officer of Continental Resources, Inc. (the “Company”), effective June 4, 2012. Mr. Hume will remain with the Company and, effective June 4, 2012, will serve as Vice Chairman of Strategic Growth Initiatives.

(c) Appointment of Winston Frederick “Rick” Bott as President and Chief Operating Officer

Effective June 4, 2012, the Board of Directors (the “Board”) of the Company appointed Winston “Rick” Bott to serve as its President and Chief Operating Officer. Mr. Bott, 52, joins the Company from Cairn India Limited, a publicly traded oil and gas company operating the largest producing oil field in the India private sector, where he served as Executive Director and Chief Operating Officer from 2008 until 2011 and as Executive Director and Deputy Chief Executive Officer of Cairn Energy India Ltd., a subsidiary of Cairn India, from 2011 until later that year. Prior to joining Cairn India Limited, Mr. Bott served as Vice President, International Division, of Devon Energy Corporation, an independent, domestic oil and gas company, from 2003 to 2008. From 1996 to 2003, Mr. Bott served in several international exploration roles for United Meridian Corp. and Ocean Energy, Inc., who purchased United Meridian Corp. From 1982 to 1996 he led exploration teams with British Gas and Tenneco Oil Company.

Mr. Bott will receive an annual base salary of $522,000. In addition, Mr. Bott will be eligible to participate in the Company’s annual incentive plan with a bonus target of 95% of base salary with the amount determined by the Board based on Company performance and Mr. Bott’s individual performance. Mr. Bott will be granted 75,000 shares of restricted stock under the 2005 Long-Term Incentive Plan. The shares will vest 1/3 per year beginning in November of 2013. Mr. Bott will also receive a grant of 16,500 shares of restricted stock under the 2005 Long-Term Incentive Plan that vest upon commencement of his employment. Mr. Bott will also be provided use of a Company vehicle and Company benefits. Other than as disclosed herein, we do not have any agreement with Mr. Bott, either written or oral, that guarantees salaries, salary increases, bonuses or benefits.

There are no arrangements or understandings between Mr. Bott and any other person pursuant to which Mr. Bott will be appointed President and Chief Operating Officer, nor is there a family relationship between any Board member or executive officer of the Company and Mr. Bott. Mr. Bott has not entered into any related party transactions with the Company pursuant to 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated May 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Dated: May 14, 2012
	By:	/s/ John D. Hart

John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated May 14, 2012.